EXHIBIT 23.2



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference in the Registration Statements (No. 333-35087, No. 333-35165, No. 333-39153, No. 333-39249, No.
33-44851,  No. 333-35085,  No. 333-35175,  No. 333-88438 and No.  333-119355) on
Form S-8 and (No. 333-88478, No. 333-42315, No. 333-44439, No. 333-39381 and No.
333-84442) on Form S-3 of Pioneer Natural Resources Company (the "Company") and the related Prospectuses of the reference of Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K for the year ended December 31, 2004, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.



                                    NETHERLAND, SEWELL & ASSOCIATES, INC.


                                    By:      /s/ Frederic D. Sewell
                                         -------------------------------------
                                         Frederic D. Sewell
                                         Chairman and Chief Executive Officer


Dallas, Texas
February 18, 2005



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